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                                                                   Exhibit 99



FOR IMMEDIATE RELEASE


CONTACT: Chris Redcay
         Chief Financial Officer
         1-336-229-2744


            FIRST COMMUNITY FINANCIAL CORPORATION TO REPURCHASE STOCK

BURLINGTON, NC - October 12, 2000 - First Community Financial Corporation (NASDAQ: FCFN) announced today that it has received approval to repurchase up to 178,675 shares, or 10%, of the Company's outstanding shares of common stock.

         "The repurchase plan will support our continued strategy to leverage our capital structure and at current prices represents an attractive investment," said President and Chief Executive Officer, W. R. Gilliam. "At current prices, a share repurchase will have a positive impact on per share earnings, book value and return on equity.

         Repurchases will generally be made through open market purchases. The repurchased shares will be held as treasury stock and will be available for general corporate purposes.

         On September 30, 2000, the Company had assets of $238 million and shareholders equity of $45.5 million. The Company's wholly owned subsidiary, Community Savings Bank, conducts business from four full service offices in Alamance County, North Carolina.